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                                                                    EXHIBIT 99.1

                              TERMINATION AGREEMENT

                  This TERMINATION AGREEMENT (this "AGREEMENT") is dated as of August 2, 2001 (but is effective as of the Effective Time, as defined in SECTION 8 hereof) by and among Inland Resources Inc., a Washington corporation (the "ISSUER") and Inland Holdings, LLC, a California a California limited liability company ("HOLDINGS").

                  WHEREAS, Holdings is the holder of warrants, rights and options to purchase the common stock, par value $.001 per share, of Issuer ("COMMON STOCK"), set forth on Schedule 1 hereto (all such warrants and options held by Holdings being referred to as the "TCW WARRANTS AND OPTIONS");

                  WHEREAS, Holdings is a party to that certain Exchange and Note Issuance Agreement (the "EXCHANGE AGREEMENT") dated as of August 2, 2001, by and among the Issuer and Inland Production Company, a Texas corporation; and

                  WHEREAS, it is a condition to the obligations of Issuer under the Exchange Agreement that Holdings execute this Agreement to terminate the TCW Warrants and Options, including any documentation related thereto.

                  NOW, THEREFORE, in consideration of their respective obligations under the Exchange Agreement, Holdings and the Issuer hereby agree:

                  Section 1. TERMINATION. Holdings and the Issuer hereby terminate the TCW Warrants and Options, and no party shall have any further rights or obligations to any other party with respect to the TCW Warrants and Options. Holdings shall return to the Issuer, on or before the Effective Time (as defined below), either originals of any certificates evidencing the TCW Warrants and Options in the possession of Holdings for cancellation by the Issuer or an affadavit of lost certificate with respect to any such certificate(s). The TCW Warrants and Options shall be null and void as of the Effective Time.

                  Section 2. CONCERNING THE TERMINATED TCW WARRANTS AND OPTIONS. Holdings represents and warrants that (a) Holdings has full title to the TCW Warrants and Options, (b) Holdings has all authority, consents and approvals necessary to enter into this Agreement and to perform fully its obligations hereunder and (c) this Agreement has been duly executed and delivered by Holdings and constitutes a legal, valid and binding obligation of Holdings, enforceable against it in accordance with its terms.

                  Section 3. FURTHER ASSURANCES. Holdings shall perform such acts and duly authorize, execute, acknowledge, deliver, file and record such additional releases, agreements, documents, instruments and certificates as the Issuer may reasonably deem necessary or appropriate to carry out the purposes of this Agreement.

                  Section 4. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties whether so expressed or not.

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                  Section 5. COUNTERPARTS. Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

                  Section 6. SEVERABILITY. In the event that any one or more of the provisions, or portion thereof, contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision, or portion thereof, in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  Section 7. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the law of the State of Washington.

                  Section 8. SIMULTANEOUS EFFECTIVENESS. For purposes of this Agreement, the "EFFECTIVE TIME" is the time at which the transactions contemplated under the Exchange Agreement, which take place simultaneously, are effective.

                  Section 9. DEFINITIONS. Capitalized terms not otherwise defined herein have the respective meanings set forth in the Exchange Agreement.



            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]




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                  IN WITNESS WHEREOF, the parties hereto have executed and
delivered this Agreement as of the date first above written.

                                        INLAND RESOURCES INC.,
                                        a Washington corporation


                                        By:      /s/ MARC MACALUSO
                                                 -------------------------------
                                                 Marc MacAluso
                                                 Chief Executive Officer

                                        410 17th Street, Suite 700
                                        Denver, Colorado 80202
                                        Attention: Marc MacAluso
                                        Telephone:  (303) 893-0102
                                        Facsimile:  (303) 893-0103


                                        With a copy to:

                                        Glast, Phillips, Murray & Co.
                                        13355 Noel Road, L.B. 48
                                        Dallas, Texas  75240
                                        Attention:  Michael D. Parsons, Esq.
                                        Telephone:  (972) 419-8311
                                        Facsimile:  (972) 419-8329



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                                        INLAND HOLDINGS LLC, a California
                                        limited liability company

                                        By: TRUST COMPANY OF THE WEST, a
                                        California trust company, as
                                        Sub-Custodian for Mellon Bank for the
                                        benefit of Account No. CPFF 873-3032,
                                        Member


                                        By:      /s/ ARTHUR R. CARLSON
                                                 -------------------------------
                                                 Arthur R. Carlson
                                                 Managing Director


                                        By:      /s/ THOMAS F. MEHLBERG
                                                 -------------------------------
                                                 Thomas F. Mehlberg
                                                 Managing Director

                                        By: TCW HOLDINGS NO. 1555 DR V
                                        SUB-CUSTODY PARTNERSHIP, L.P., a
                                        California limited partnership, Member

                                        By:      TCW ROYALTY COMPANY, a
                                                 California corporation,
                                                 Managing General Partner

                                                 By: /s/ THOMAS F. MEHLBERG
                                                     ---------------------------
                                                     Thomas F. Mehlberg
                                                     Vice President

                                        Address for Notices:

                                        865 South Figueroa Street
                                        Los Angeles, California 90017
                                        Attention:  Arthur R. Carlson
                                        Attention:  Thomas F. Mehlberg
                                        Telephone:  (213) 244-0053
                                        Facsimile:  (213) 244-0604

                                        With a copy to:

                                        Milbank, Tweed, Hadley & McCloy LLP
                                        601 S. Figueroa Street, 30th Floor
                                        Los Angeles, California  90017
                                        Attention:  David A. Lamb, Esq.
                                        Telephone:  (213) 892-4000
                                        Facsimile:   (213) 629-5063


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                                   SCHEDULE 1
                                       TO
                              TERMINATION AGREEMENT


The "Purchaser Adjustment Options" described in Section 8.12 of that certain Exchange Agreement dated as of September 21, 1999 between Issuer, Holdings and others.